Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(398,305)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(104,704)
Dividend Income	43,057
Interest Income	8,529
ETF Transaction Fees	350
Total Income (Loss)	$(451,073)

Expenses
General Partner Management Fees	$8,829
Professional Fees	19,617
Brokerage Commissions	367
Directors' Fees and Insurance	753
License Fees	221
Total Expenses	$29,787
Net Income (Loss)	$(480,860)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/26	$18,459,672
Withdrawals (100,000 Shares)	(642,886)
Net Income (Loss)	(480,860)

Net Asset Value End of Month	$17,335,926
Net Asset Value Per Share (2,700,000 Shares)	$6.42

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596